EXHIBIT 10.13

                              CONSULTING AGREEMENT

This Consulting Agreement (this "Agreement"), is made and entered into as of this 30th day of June, 2007 by and between BlueStar Health, Inc., a Colorado corporation ("BlueStar" or the "Company") and Richard M. Greenwood, an individual ("Greenwood" or the "Consultant").

                                    RECITALS

     WHEREAS, the Company wishes to engage the consulting services of Consultant; and

     WHEREAS, Consultant wishes to provide the Company with consulting services.

     WHEREAS, Consultant has been engaged by the Company previously under a Consulting Agreement dated July 1, 2006 between the Company and ALO Investments, LLC for which the Consultant has not received agreed upon compensation or documented expense reimbursement.

     FURTHER, both parties agree the accumulated unpaid compensation and expense reimbursement shall carryover and will be due and payable to Consultant on the same terms as stated in this agreement.

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:

1. CONSULTING SERVICES

     The Company hereby authorizes, appoints and engages the Consultant, and Consultant agrees to be available to initially act as the sole Company officer and director over the next eighteen (18) months retroactive from July 1, 2006 following the date of this Agreement; or, until such time as the Company completes a merger or otherwise successfully combines with a going concern at which time Consultant will take on a role mutually agreed to by all parties at that time. The Company will expect Consultant to perform general and specific duties listed below:

     (a) Explore and select merger and acquisition, re-capitalization, and restructuring option for the Company;

     (b) Assist in getting the Company listed on a national securities exchange, and

     (c) Act as a liaison between the Company and the regulators, creditors, shareholders, lawyers and accountants concerning the Company's ongoing obligations as a reporting company;

     (d) Duties:

          (i) Serve as sole director and Chairman of the Board of BlueStar Health, Inc. until such time as BlueStar has merged with another business.

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          (ii)  Serve as President, Treasurer, and Secretary of BlueStar of
                BlueStar Health, Inc. until such time as BlueStar has merged with another business.

          (iii) Take actions required to bring BlueStar Health, Inc. into compliance with all regulatory filings including but not limited to SEC financial filings, State Franchise filings, Federal taxes and the NASD.

          (iv) Search, identify and merge with a business that upon execution of its business plan will add value to BlueStar shareholders.

     Throughout this Agreement, the term "Consultant" shall include any and all employees or independent contractors of Consultant that performs services for the Company.

2. TERM OF AGREEMENT

     This Agreement shall be in full force and effect as of the date hereof retroactive from July 1, 2006 and extend for a period of eighteen (18) months. At the end of the original term, this Agreement will automatically renew for additional twelve (12) month periods with the COMPANY paying CONSULTANT the same compensation as the initial eighteen (18) month period unless this Agreement is terminated by COMPANY upon thirty (30) days written notice before the end of any then current contract period.

3. COMPENSATION TO CONSULTANT

     The Consultant's compensation for the Consulting Services shall be:

(a) Monthly fee of $15,000. The fee shall be accrued by the company but payable in shares of BlueStar Health, Inc. (NASD.PK: BLSH) following completion of all then due SEC financial filings

(b) Success fee of One Million (1,000,000) shares of BlueStar Health, Inc. common stock will be paid to consultant upon successful completion of a successful merger or other form of business combination with an operating company.

(c) Payment of fees described in Section 3(a) and (b) above, will be in shares of common stock (the "Shares") of BlueStar Health that will be registered on a Form S-8 and issued to the Consultant no later than thirty (30) days (the "Compensation Delivery Date") after the registration of the Company with the Securities and Exchange Commission ("SEC")

4. EXPENSE REIMBURSEMENT

     Company agrees to reimburse Consultant reasonable expenses related to travel, lodging, and business supplies which the Consultant shall provide documentation evidencing expenses incurred. Consultant will be subject to and agrees to use Company's written expense policy. Expenses will be accrued by the Company when submitted and payable in cash when funds are available or on the same terms Consultant is to receive payment for fees earned as set out in
Section 3(a) above.

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5. CONFIDENTIALITY

     Consultant will maintain in confidence and will not, directly or indirectly, disclose or use, either during or after the term of this Agreement, any proprietary information or confidential information or know-how belonging to the Company, whether or not it is in written or permanent form, except to the extent necessary to perform the services under this Agreement. On termination of Consultant's services to the Company, or at the request of the Company before termination, Consultant shall deliver to the Company all material in Consultant's possession relating to the Company's business. The obligations concerning proprietary information extend to information belonging to customers and suppliers of the Company about whom the Consultant may have gained knowledge as a result of performing services for the Company.

6. EVENT OF DEFAULT

     If the Consultant does not receive the Shares identified in 3(a) and (b) above on or before the Compensation Delivery Date, the Consultant shall be entitled to elect to receive from the Company either (i) the Shares or (ii) Two Hundred Thousand Dollars ($200,000) (the "Cash Payment") in lieu of the Shares. The Cash Payment shall be secured by a security interest in all of the assets of the Company.

7. TERMINATION

     The Company shall have the right to terminate this Agreement upon 90 days written notice. The Company agrees that should such an event occur Company will delivered all accrued to date shares (for fees described in 3(a) above and all outstanding expenses submitted by the Consultant plus a severance payment of One Hundred Thousand Dollars ($100,000). Consultant shall have the right to terminate this Agreement at any time if the Company fails to comply with the terms of this Agreement, including without limitation its responsibilities for compensation as set forth in this Agreement. Other than as described herein, this Agreement can only be terminated in a writing signed by both parties.


8. REPRESENTATIONS AND WARRANTIES OF CONSULTANT

     Consultant represents and warrants to and agrees with the Company that:

     (a) This Agreement has been duly authorized, executed and delivered by Consultant. This Agreement constitutes the valid, legal and binding obligation of Consultant, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by applicable federal or state securities laws, and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally; and

     (b) The consummation of the transactions contemplated hereby will not result in any breach of the terms or conditions of, or constitute a default under, any agreement or other instrument to which Consultant is a party, or violate any order, applicable to Consultant, of any court or federal or state regulatory body or administrative agency having jurisdiction over Consultant or over any of its property, and will not conflict with or violate the terms of Consultant's current employment or any other arrangements to which Consultant is a party.

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9. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

     The Company hereby represents, warrants, covenants to and agrees with Consultant that:

     This Agreement has been duly authorized, and executed by the Company and is a binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by applicable federal or state securities laws, except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally.

10. INDEPENDENT CONTRACTOR

     Both the Company and the Consultant agree that the Consultant will act as an independent contractor in the performance of his duties under this Agreement.

11. NOTICES

     Any notice, request, demand, or other communication given pursuant to the terms of this Agreement shall be deemed given upon delivery, and may only be delivered or sent via hand delivery, facsimile, or by overnight courier, correctly addressed to the addresses of the parties indicated below or at such other address as such party shall in writing have advised the other party.

If to the Company:         BlueStar Health, Inc.
                           19901 Southwest Freeway
                           Sugar Land, TX 77479
                           Attn: Richard M. Greenwood, President
                           Facsimile No.: (281) 207-5486

If to Consultant:          Richard M. Greenwood
                           5302 Eagle Pointe Court
                           Sugar Land, TX 77479
                           Facsimile No.: (281) 302-5494

12. ASSIGNMENT

     This contract shall inure to the benefit of the parties hereto, their heirs, administrators and successors in interest. This Agreement shall not be assignable by either party hereto without the prior written consent of the other.

13. CHOICE OF LAW AND VENUE

         This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Texas including all matters of construction, validity, performance, and enforcement

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and without giving effect to the principles of conflict of laws. Any action brought by any party hereto shall be brought within the County of Fort Bend, State of Texas.

14. ENTIRE AGREEMENT

     Except as provided herein, this Agreement, including exhibits, contains the entire agreement of the parties, and supersedes all existing negotiations, representations, or agreements and all other oral, written, or other communications between them concerning the subject matter of this Agreement. There are no representations, agreements, arrangements, or understandings, oral or written, between and among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

15. SEVERABILITY

     If any provision of this Agreement is unenforceable, invalid, or violates applicable law, such provision, or unenforceable portion of such provision, shall be deemed stricken and shall not affect the enforceability of any other provisions of this Agreement.

16. CAPTIONS

     The captions in this Agreement are inserted only as a matter of convenience and for reference and shall not be deemed to define, limit, enlarge, or describe the scope of this Agreement or the relationship of the parties, and shall not affect this Agreement or the construction of any provisions herein.

17. COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

18. MODIFICATION

     No change, modification, addition, or amendment to this Agreement shall be valid unless in writing and signed by all parties hereto.

19. ATTORNEYS FEES

     Except as otherwise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.



"Company"                                   "Consultant"

BlueStar Health, Inc.
A Colorado corporation

By: _____________________________           By: ______________________________
    Richard M. Greenwood, President             Richard M. Greenwood


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